Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 333-14155 on Form S-8 of Colonial Properties Trust of our report dated June 29, 2009, relating to the financial statements and supplemental schedules of the Colonial Properties Trust 401(k) Profit Sharing Plan, which appears in this Annual Report on Form 11-K of Colonial Properties Trust 401(k) Profit Sharing Plan for the year ended December 31, 2008.
/s/ Sellers, Richardson, Holman & West, LLP
Birmingham, Alabama